Exhibit 10.1

STOCK AND UNIT PURCHASE AGREEMENT

THIS STOCK AND UNIT PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 27, 2024 by and among Portillo’s Inc., a Delaware corporation (the “Company”), and certain persons listed on Schedule I hereto (each such securityholder a “Seller” and collectively, the “Sellers”).

BACKGROUND

A. The Board of Directors of the Company (the “Board”) has determined to effect an underwritten public offering (the “Public Offering”) of shares of Class A Common Stock of the Company, $0.01 par value per share (the “Class A Common Stock”).

B. In order to effect the Public Offering, the Company will enter into an Underwriting Agreement with the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters will agree to purchase a certain number of Firm Shares (as defined in the Underwriting Agreement) (the “Base Offering”) and the Company may grant the Underwriters an option to purchase, at one or more times, additional shares of Class A Common Stock from the Company in an aggregate amount of up to 15% of the Base Offering (each, an “Over-Allotment Option”), in each case, at the price and upon the terms and conditions provided therein.

C. The Company intends to use the net proceeds from the Public Offering to (i) purchase limited liability company units (“LLC Units”) of PHD Group Holdings, LLC, a Delaware limited liability company (“Portillo’s OpCo”), from certain Sellers (the “Purchased LLC Units”) and (ii) purchase shares of Class A Common Stock from certain Sellers (the “Purchased Shares” and, together with the Purchased LLC Units, the “Purchased Equity Interests”), in each case, in private, non-underwritten transactions, at the price and upon the terms and conditions provided in this Agreement. For purposes of this Agreement, the Purchased Equity Interests to be purchased with the net proceeds of the Base Offering are referred to as the “Firm Purchased Equity Interests” and the Purchased Equity Interests to be purchased with the net proceeds of the Over-Allotment Option, if any, are referred to as the “Optional Purchased Equity Interests.”

D. In connection with each exercise of an Over-Allotment Option by the Underwriters, each Seller will sell to the Company a number of Purchased Equity Interests at the price and upon the terms and conditions provided in this Agreement.

E. The Company and the Sellers agree that the transactions contemplated by this Agreement are being undertaken to reduce each Seller’s interest in the Company after the Public Offering.

AGREEMENT

1. Purchase of Company and Portillo’s OpCo Equity Interests.

a. The per share or unit purchase price, as applicable, for each Purchased LLC Unit or Purchased Share to be purchased by the Company pursuant to Sections 1(b) or 1(c) shall be equal to the price at which the shares of Class A Common Stock are sold in the Public Offering, less any underwriting discounts and commissions (the “Share/LLC Unit Price”); provided that the Share/LLC Unit Price for any Optional Purchased Equity Interests to be purchased by the Company pursuant to Section 1(c) shall also include an amount per Purchased Equity Interest equal to any dividends or distributions declared by the Company and payable on Firm Shares (as defined in the Underwriting Agreement) but not payable on the Optional Shares (as defined in the Underwriting Agreement).

b. At the Initial Closing (as defined below), subject to the satisfaction of the terms and conditions set forth herein, each of the Sellers hereby agrees to sell and the Company agrees to purchase from each of them, at the Share/LLC Unit Price, a number of shares of Class A Common Stock or LLC Units (in each case, rounded to the nearest whole number), as applicable, equal to (x) the total number of shares of Class A Common Stock sold by the Company in the Base Offering multiplied by (y) such Seller’s pro rata percentage as set forth opposite such Seller’s name on Schedule I hereto.

c. If the Underwriters exercise an Over-Allotment Option, at each Option Closing (as defined below) and subject to the satisfaction of the terms and conditions set forth herein, each Seller shall sell, and the Company shall purchase from each of them, at the Share/LLC Unit Price, a number of shares of Class A Common Stock or LLC Units (rounded to the nearest whole number), as applicable, equal to (i) the total number of shares of Class A Common Stock sold by the Company in the applicable Over-Allotment Option multiplied by (ii) such Seller’s pro rata percentage as set forth opposite such Seller’s name on Schedule I hereto.

d. In connection with any purchase of LLC Units by the Company pursuant to this Agreement, the corresponding shares of Class B common stock of the Company, par value $0.00001 per share, shall be retired and canceled for no consideration.

e. The obligations of each Seller to sell its Firm Purchased Equity Interests to the Company at the Initial Closing shall be conditioned upon each of (i) the execution of the Underwriting Agreement within four (4) business days after the date hereof, (ii) the consummation of the Offering immediately prior to the transactions contemplated by this Agreement pursuant to the Underwriting Agreement no later than ten (10) business days from the date of this Agreement and (iii) each of the representations and warranties made by the Company in Section 2 being true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the Initial Closing (the “Initial Closing Date”), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

f. The obligations of the Company to purchase a Seller’s Firm Purchased Equity Interests at the Initial Closing shall be conditioned upon each of (i) the execution of the Underwriting Agreement within four (4) business days after the date hereof, (ii) the consummation of the Offering immediately prior to the transactions contemplated by this Agreement pursuant to the Underwriting Agreement no later than ten (10) business days from the date of this Agreement and (iii) each of the representations and warranties made by such Seller in Section 3 being true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) as of the Initial Closing Date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement.

g. The obligations of each Seller to sell its Optional Purchased Equity Interests to the Company at an Option Closing (if other than at the Initial Closing) shall be conditioned upon each of the representations and warranties made by the Company in Section 2 being true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of such Option Closing (an “Option Closing Date” and together with the Initial Closing Date, a “Closing Date”), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

h. The obligations of the Company to purchase a Seller’s Optional Purchased Equity Interests at an Option Closing (if other than at the Initial Closing) shall be conditioned upon each of the representations and warranties made by such Seller in Section 3 being true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of such Option Closing Date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement.

i. The closing of the transactions contemplated by Section 1(b) (the “Initial Closing”) shall occur immediately after the closing of the Public Offering, or at such other time or place after the Public Offering as may be agreed upon by the Company and the Sellers. At the Initial Closing, the Sellers shall deliver to the Company customary duly executed stock powers or other transfer instruments relating to the applicable Firm Purchased Equity Interests, and the Company agrees to deliver to the Sellers an aggregate dollar amount equal to the product of (x) the applicable Share/LLC Unit Price and (y) the total number of applicable Firm Purchased Equity Interests by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth opposite such Seller’s name on Schedule II hereto.

j. The closing of any transactions contemplated by Section 1(c), which for the avoidance of doubt may be at the same time as the Initial Closing (an “Option Closing”), shall occur as promptly as practicable following the Company’s receipt of proceeds from the Underwriters pursuant to such Over-Allotment Option, or at such other time or place as may be agreed upon by the Company and the Sellers. At such Option Closing, the Sellers shall deliver to the Company customary duly executed stock powers or other transfer instruments relating to the applicable Optional Purchased Equity Interests, and the Company agrees to deliver to the Sellers an aggregate dollar amount equal to the product of (x) the applicable Share/LLC Unit Price and (y) the total number of applicable Optional Purchased Equity Interests by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth opposite such Seller’s name on Schedule II hereto.

k. Notwithstanding any other provision in this Agreement, the Company and its agents and affiliates shall have the right to deduct and withhold taxes from any payments to be made to any Seller pursuant to this Agreement if, in their reasonable opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information. To the extent that any of the aforementioned amounts are so withheld and paid to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by any such required deduction or withholding, the Company may deduct and withhold with respect to any future payment to such person to cover such amounts. The Company and Sellers agree to cooperate in good faith to reduce or eliminate any applicable withholding tax.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers as of each Closing Date that:

a. All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Company of this Agreement and for the purchase and receipt of the applicable Purchased Equity Interests to be purchased by the Company hereunder, have been obtained; and the Company has full right, power and authority to enter into this Agreement and to purchase and receive the applicable Purchased Equity Interests to be purchased by the Company hereunder.

b. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

c. This Agreement has been duly authorized, executed and delivered by the Company.

d. The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to have a material adverse effect on the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement.

3. Sellers Representations. In connection with the transactions contemplated hereby, each of the Sellers, severally and not jointly, represents and warrants to the Company as of each Closing Date that:

a. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the applicable Purchased Equity Interests to be sold by such Seller hereunder, have been obtained, except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement; and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the applicable Purchased Equity Interests to be sold by such Seller hereunder.

b. This Agreement has been duly authorized, executed and delivered by such Seller.

c. The sale of the applicable Purchased Equity Interests to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, (ii) violate any provision of organizational documents of such Seller, if applicable or (iii) violate any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or any of its properties; except, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect the ability of such Seller to consummate the transactions contemplated by this Agreement.

d. Immediately prior to the delivery of the applicable Purchased Equity Interests to the Company at the Initial Closing or Option Closing, such Seller holds and will hold valid title to the applicable Purchased Equity Interests, and holds and will hold such applicable Purchased Equity Interests free and clear of all liens, encumbrances, equities or claims, except for any encumbrances (i) imposed under applicable securities laws or the organizational documents of the Company or Portillo’s OpCo or (ii) as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect the ability of such Seller to consummate the transactions contemplated by this Agreement.

e. Such Seller (either individually or each together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement as such Seller has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the transactions contemplated by this Agreement. Such Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Sellers in this Agreement.

4. Termination. This Agreement shall automatically terminate and be of no further force and effect in the event that any of the conditions set forth in Section 1(e) or Section 1(f) of this Agreement is not satisfied.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile or electronic mail to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

Portillo’s Inc.

2001 Spring Road, Suite 400

Oak Brook, IL 60523

Attention: Michelle Hook

with a copy, which shall not constitute notice, to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Alexander D. Lynch and Merritt S. Johnson

Email: alex.lynch@weil.com; merritt.johnson@weil.com;

If to a Seller, to the address set forth on Schedule II opposite the name of such Seller.

6. Miscellaneous.

a. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

b. Severability. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

c. No Prior Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the parties hereto with respect to the subject matter hereof.

d. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of the Sellers and the Company and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

e. No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

f. Governing Law; Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties to this Agreement (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement in any other court, tribunal, forum or proceeding. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties to this Agreement agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

g. Remedies. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

h. Amendment and Waiver. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Sellers and the Company. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

i. Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

j. Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

k. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or PDF file (portable document file format) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, and will be binding upon such party.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Company:

PORTILLO’S INC.

By:	/s/ Michelle Hook
Name:	Michelle Hook
Title:	Chief Financial Officer

Seller:

BERKSHIRE INVESTORS III LLC

By:	/s/ Sharlyn C. Heslam
Name:	Sharlyn C. Heslam
Title:	Managing Director

Seller:

BERKSHIRE INVESTORS IV LLC

By:	/s/ Sharlyn C. Heslam
Name:	Sharlyn C. Heslam
Title:	Managing Director

Seller:

BERKSHIRE FUND VIII, L.P.

By: Eighth Berkshire Associates LLC, its general partner

By:	/s/ Sharlyn C. Heslam
Name:	Sharlyn C. Heslam
Title:	Managing Director

Seller:

BERKSHIRE FUND VIII-A, L.P.

By: Eighth Berkshire Associates LLC, its general partner

By:	/s/ Sharlyn C. Heslam
Name:	Sharlyn C. Heslam
Title:	Managing Director

Seller:

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Jeffrey Boyd
Name:	Jeffery Boyd
Title:	Vice President

Seller:

STONE STREET 2014, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Jeffrey Boyd
Name:	Jeffery Boyd
Title:	Vice President

Seller:

BRIDGE STREET 2014, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Jeffrey Boyd
Name:	Jeffery Boyd
Title:	Vice President

Seller:

MBD 2014, L.P.

By:	MBD Advisors, L.L.C., its General Partner

By:	/s/ Jeffrey Boyd
Name:	Jeffery Boyd
Title:	Vice President

Seller:

STONE STREET 2014 OFFSHORE, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Jeffrey Boyd
Name:	Jeffery Boyd
Title:	Vice President

Seller:

2014 EMPLOYEE OFFSHORE AGGREGATOR, L.P.

By:	Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Jeffrey Boyd
Name:	Jeffery Boyd
Title:	Vice President